Press Release

FOR IMMEDIATE RELEASE:

Winnebago Industries Announces Appointment of Chris West as President of the Winnebago Brand

EDEN PRAIRIE, Minn., August 13, 2024 – Winnebago Industries, Inc. (NYSE: WGO) today announced key changes to its executive leadership team to bolster its position as the trusted leader in the premium outdoor recreation market and drive its next phase of growth.

After four years with the company, Winnebago brand President Huw Bower will step down from his role on August 31, 2024. During his tenure with the company, Bower helped guide the business through unprecedented times, brought several new industry-leading innovations to the market, and built a committed team across the brand’s motorized and towable RV businesses.

Chris West, currently Senior Vice President of Winnebago Industries enterprise operations and Barletta Boats, has been named President of the Winnebago Outdoors businesses – Winnebago-brand motorhomes, Winnebago-brand towables, and Winnebago-brand specialty vehicles – effective September 1, 2024. West was hired in 2016 to lead the company’s Enterprise Operations, with responsibility for the entire manufacturing, supply chain, and quality value streams across the Winnebago Industries portfolio.

Over the past eight years, Chris has worked closely with the company’s RV and marine businesses, built deep outdoor industry relationships, and driven significant progress and improved capabilities across key areas such as employee safety, manufacturing, strategic sourcing/supply chain management, quality, and business excellence. West also spearheaded the integration of the company’s Barletta Boats acquisition in 2021 and has provided executive oversight to a pontoon business now chasing double-digit market share growth.

“Winnebago Industries believes that time spent outside is priceless and we are committed to building a best-in-class leadership team that can deliver on our promise to elevate every moment outdoors for our partners and customers,” said Winnebago Industries President and CEO, Michael Happe. “We thank Huw for his contributions to our team and our business and welcome Chris to his new role. Our company has gone through a significant transformation over the last several years, but we know the best is yet to come for our team and portfolio of premium brands as we continue to grow our influence, impact and share of the RV and marine industries.”

Prior to joining Winnebago Industries, West served as vice president of global supply chain for Joy Global, a worldwide mining equipment manufacturer and held several other key leadership positions in the agricultural equipment manufacturing and aircraft interior manufacturing industries. A search for West’s prior Senior Vice President – Enterprise Operations role will begin immediately.

In addition, Barletta Boats President, Jeff Haradine will join the Winnebago Industries executive leadership team and report directly to CEO Michael Happe, effective September 1, 2024. Haradine has been with Barletta since its inception and has been a critical driver of Barletta’s strong growth trajectory,

“Jeff has been a key part of Barletta’s impressive trajectory, first as a sales leader and then as president of the business over the last two years,” said Happe. “I look forward to having his people-first approach and deep marine industry insights on our top leadership team.”

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About Winnebago Industries
Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Chris-Craft, Newmar and Barletta brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds high-quality motorhomes, travel trailers, fifth-wheel products, outboard and sterndrive powerboats, pontoons, and commercial community outreach vehicles. Committed to advancing sustainable innovation and leveraging vertical integration in key component areas, Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota, and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

Media Contact: Daniel Sullivan media@winnebagoind.com